Exhibit 99.1

KULR ANNOUNCES PRODUCTION PROTOTYPE ORDER FROM TOP-TIER POWER TOOL MANUFACTURER

SAN DIEGO / GLOBENEWSWIRE / October 20, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform accelerating the electrification of the circular economy, today announced the receipt of a production prototype order for KULR SafeCase, a reusable, safe, and high-energy battery transportation and storage solution, from a top-tier power tool manufacturer.

This specific power-tool manufacturer is a leader in sustainability and safety within the industrial tool and household hardware sectors, and an active participant in many initiatives around lithium-ion battery safety, transportation, education, and recycling.

KULR’s SafeCase solution was selected for multiple reasons including:

1.	Special permits from the U.S. Department of Transportation (“DoT”) for safe shipping of lithium-ion batteries up to 2.5 kilowatt-hours (“kWh”).
2.	The ability to provide both standard and customized case sizes incorporating a reusable, sustainable, and cost-effective design.
3.	Capability to provide cost effective warehouse storage for fire safety in addition to transportation.

The KULR SafeCase is tailored for the commercial lithium-ion battery markets, including power tools. By way of its patented, NASA-proven Thermal Runaway Shield technology, KULR is the only company in the world with a product approved by the DoT for storage and transport of lithium-ion batteries that can manage up to a capacity of 2.5 kWh for recycled, prototype and damaged, defective and recall (“DDR”) batteries.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or Matt Glover
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:

Chesapeake Group

Main: (410) 825-3930

info@chesapeakegp.com